                          STUART ENTERTAINMENT, INC.,

                                                    AS ISSUER

                                      and


                              MARINE MIDLAND BANK,

                                                   AS TRUSTEE


                       ------------------------------

                                  INDENTURE

                        Dated as of November 13, 1996

                       ------------------------------



                                $100,000,000

                 12-1/2% SENIOR SUBORDINATED NOTES DUE 2004

                                     AND

             SERIES B 12-1/2% SENIOR SUBORDINATED NOTES DUE 2004

                             CROSS-REFERENCE TABLE

 TIA SECTION                                               INDENTURE SECTION
 -----------                                               -----------------
 310(a)(1) . . . . . . . . . . . . . . . . . . . . . . .   7.10
      (a)(2) . . . . . . . . . . . . . . . . . . . . . .   7.10
      (a)(3) . . . . . . . . . . . . . . . . . . . . . .   N.A.
      (a)(4) . . . . . . . . . . . . . . . . . . . . . .   N.A.
      (a)(5) . . . . . . . . . . . . . . . . . . . . . .   7.08; 7.10
      (b)  . . . . . . . . . . . . . . . . . . . . . . .   7.08; 7.10; 11.02
      (c)  . . . . . . . . . . . . . . . . . . . . . . .   N.A.
 311(a)  . . . . . . . . . . . . . . . . . . . . . . . .   7.11
      (b)  . . . . . . . . . . . . . . . . . . . . . . .   7.11
      (c)  . . . . . . . . . . . . . . . . . . . . . . .   N.A.
 312(a)  . . . . . . . . . . . . . . . . . . . . . . . .   2.05
      (b)  . . . . . . . . . . . . . . . . . . . . . . .   11.03
      (c)  . . . . . . . . . . . . . . . . . . . . . . .   11.03
 313(a)  . . . . . . . . . . . . . . . . . . . . . . . .   7.06
      (b)(1) . . . . . . . . . . . . . . . . . . . . . .   N.A.
      (b)(2) . . . . . . . . . . . . . . . . . . . . . .   7.06
      (c)  . . . . . . . . . . . . . . . . . . . . . . .   7.06; 11.02
      (d)  . . . . . . . . . . . . . . . . . . . . . . .   7.06
 314(a)  . . . . . . . . . . . . . . . . . . . . . . . .   4.07; 4.08; 11.02
      (b)  . . . . . . . . . . . . . . . . . . . . . . .   N.A.
      (c)(1) . . . . . . . . . . . . . . . . . . . . . .   11.04
      (c)(2) . . . . . . . . . . . . . . . . . . . . . .   11.04
      (c)(3) . . . . . . . . . . . . . . . . . . . . . .   N.A.
      (d)  . . . . . . . . . . . . . . . . . . . . . . .   N.A.
      (e)  . . . . . . . . . . . . . . . . . . . . . . .   11.05
      (f)  . . . . . . . . . . . . . . . . . . . . . . .   N.A.
 315(a)  . . . . . . . . . . . . . . . . . . . . . . . .   7.01(b)
      (b)  . . . . . . . . . . . . . . . . . . . . . . .   7.05; 11.02
      (c)  . . . . . . . . . . . . . . . . . . . . . . .   7.01(a)
      (d)  . . . . . . . . . . . . . . . . . . . . . . .   7.01(c)
      (e)  . . . . . . . . . . . . . . . . . . . . . . .   6.11
 316(a) (last sentence)  . . . . . . . . . . . . . . . .   2.09
      (a)(1)(A)  . . . . . . . . . . . . . . . . . . . .   6.05
      (a)(1)(B)  . . . . . . . . . . . . . . . . . . . .   6.04
      (a)(2) . . . . . . . . . . . . . . . . . . . . . .   N.A.
      (b)  . . . . . . . . . . . . . . . . . . . . . . .   6.07
      (c)  . . . . . . . . . . . . . . . . . . . . . . .   9.05
 317(a)(1) . . . . . . . . . . . . . . . . . . . . . . .   6.08
      (a)(2) . . . . . . . . . . . . . . . . . . . . . .   6.09
      (b)  . . . . . . . . . . . . . . . . . . . . . . .   2.04
 318(a)  . . . . . . . . . . . . . . . . . . . . . . . .   11.01
      (c)  . . . . . . . . . . . . . . . . . . . . . . .   11.01

--------------------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

ARTICLE ONE  DEFINITIONS AND INCORPORATION BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.01.            Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.02.            Incorporation by Reference of TIA.  . . . . . . . . . . . . . . . . . . . . . .   19
         SECTION 1.03.            Rules of Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

ARTICLE TWO  THE NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         SECTION 2.01.            Form and Dating.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         SECTION 2.02.            Execution and Authentication; Aggregate Principal Amount. . . . . . . . . . . .   21
         SECTION 2.03.            Registrar and Paying Agent. . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         SECTION 2.04.            Paying Agent To Hold Assets in Trust. . . . . . . . . . . . . . . . . . . . . .   22
         SECTION 2.05.            Noteholder Lists. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         SECTION 2.06.            Transfer and Exchange.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 2.07.            Replacement Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 2.08.            Outstanding Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 2.09.            Treasury Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         SECTION 2.10.            Temporary Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         SECTION 2.11.            Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         SECTION 2.12.            Defaulted Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         SECTION 2.13.            CUSIP Number. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         SECTION 2.14.            Deposit of Moneys.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         SECTION 2.15.            Restrictive Legends.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         SECTION 2.16.            Book-Entry Provisions for Global Security.  . . . . . . . . . . . . . . . . . .   27
         SECTION 2.17.            Special Transfer Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . .   28

ARTICLE THREE  REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         SECTION 3.01.            Notices to Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         SECTION 3.02.            Selection of Notes To Be Redeemed.  . . . . . . . . . . . . . . . . . . . . . .   30
         SECTION 3.03.            Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         SECTION 3.04.            Effect of Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . .   31
         SECTION 3.05.            Deposit of Redemption Price.  . . . . . . . . . . . . . . . . . . . . . . . . .   31
         SECTION 3.06.            Notes Redeemed in Part. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         SECTION 3.07.            Mandatory Disposition or Redemption Pursuant to Gaming Laws.  . . . . . . . . .   33

ARTICLE FOUR  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         SECTION 4.01.            Payment of Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         SECTION 4.02.            Maintenance of Office or Agency.  . . . . . . . . . . . . . . . . . . . . . . .   34
         SECTION 4.03.            Corporate Existence.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         SECTION 4.04.            Payment of Taxes and Other Claims.  . . . . . . . . . . . . . . . . . . . . . .   34
         SECTION 4.05.            Maintenance of Properties and Insurance.  . . . . . . . . . . . . . . . . . . .   34
         SECTION 4.06.            Compliance Certificate; Notice of Default.  . . . . . . . . . . . . . . . . . .   35
         SECTION 4.07.            Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         SECTION 4.08.            SEC Reports.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

         SECTION 4.09.            Waiver of Stay, Extension or Usury Laws.  . . . . . . . . . . . . . . . . . . .   36
         SECTION 4.10.            Limitation on Restricted Payments.  . . . . . . . . . . . . . . . . . . . . . .   37
         SECTION 4.11.            Limitation on Transactions with Affiliates. . . . . . . . . . . . . . . . . . .   38
         SECTION 4.12.            Limitation on Incurrence of Additional Indebtedness.  . . . . . . . . . . . . .   39
         SECTION 4.13.            Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. .   39
         SECTION 4.14.            Change of Control.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         SECTION 4.15.            Limitation on Asset Sales.  . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         SECTION 4.16.            Limitation on Preferred Stock of Subsidiaries.  . . . . . . . . . . . . . . . .   44
         SECTION 4.17.            Limitation on Liens.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         SECTION 4.18.            Limitation of Guarantees. . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         SECTION 4.19.            Limitation on Designations of Unrestricted Subsidiaries.  . . . . . . . . . . .   45

ARTICLE FIVE  SUCCESSOR CORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         SECTION 5.01.            Merger, Consolidation and Sale of Assets. . . . . . . . . . . . . . . . . . . .   46
         SECTION 5.02.            Successor Corporation Substituted.  . . . . . . . . . . . . . . . . . . . . . .   47

ARTICLE SIX  DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         SECTION 6.01.            Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         SECTION 6.02.            Acceleration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         SECTION 6.03.            Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         SECTION 6.04.            Waiver of Past Defaults.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         SECTION 6.05.            Control by Majority.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         SECTION 6.06.            Limitation on Suits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         SECTION 6.07.            Rights of Holders To Receive Payment. . . . . . . . . . . . . . . . . . . . . .   51
         SECTION 6.08.            Collection Suit by Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         SECTION 6.09.            Trustee May File Proofs of Claim. . . . . . . . . . . . . . . . . . . . . . . .   51
         SECTION 6.10.            Priorities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         SECTION 6.11.            Undertaking for Costs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

ARTICLE SEVEN  TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         SECTION 7.01.            Duties of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         SECTION 7.02.            Rights of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         SECTION 7.03.            Individual Rights of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . .   54
         SECTION 7.04.            Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         SECTION 7.05.            Notice of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         SECTION 7.06.            Reports by Trustee to Holders.  . . . . . . . . . . . . . . . . . . . . . . . .   55
         SECTION 7.07.            Compensation and Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         SECTION 7.08.            Replacement of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         SECTION 7.09.            Successor Trustee by Merger, Etc. . . . . . . . . . . . . . . . . . . . . . . .   57
         SECTION 7.10.            Eligibility; Disqualification.  . . . . . . . . . . . . . . . . . . . . . . . .   57
         SECTION 7.11.            Preferential Collection of Claims Against Company.  . . . . . . . . . . . . . .   57

ARTICLE EIGHT  DISCHARGE OF INDENTURE; DEFEASANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         SECTION 8.01.            Termination of the Company's Obligations. . . . . . . . . . . . . . . . . . . .   58
         SECTION 8.02.            Legal Defeasance and Covenant Defeasance. . . . . . . . . . . . . . . . . . . .   59

         SECTION 8.03.            Conditions to Legal Defeasance or Covenant Defeasance.  . . . . . . . . . . . .   60
         SECTION 8.04.            Application of Trust Money. . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         SECTION 8.05.            Repayment to the Company. . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         SECTION 8.06.            Reinstatement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

ARTICLE NINE  AMENDMENTS, SUPPLEMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         SECTION 9.01.            Without Consent of Holders. . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         SECTION 9.02.            With Consent of Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         SECTION 9.03.            Effect on Senior Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . .   64
         SECTION 9.04.            Compliance with TIA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         SECTION 9.05.            Revocation and Effect of Consents.  . . . . . . . . . . . . . . . . . . . . . .   65
         SECTION 9.06.            Notation on or Exchange of Notes. . . . . . . . . . . . . . . . . . . . . . . .   65
         SECTION 9.07.            Trustee To Sign Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . .   65

ARTICLE TEN  SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         SECTION 10.01.           Notes Subordinated to Senior Indebtedness.  . . . . . . . . . . . . . . . . . .   66
         SECTION 10.02.           No Payment on Notes in Certain Circumstances. . . . . . . . . . . . . . . . . .   66
         SECTION 10.03.           Payment Over of Proceeds upon Dissolution, Etc. . . . . . . . . . . . . . . . .   67
         SECTION 10.04.           Payments May Be Paid Prior to Dissolution.  . . . . . . . . . . . . . . . . . .   68
         SECTION 10.05.           Subrogation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         SECTION 10.06.           Obligations of the Company Unconditional. . . . . . . . . . . . . . . . . . . .   69
         SECTION 10.07.           Notice to Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         SECTION 10.08.           Reliance on Judicial Order or Certificate of Liquidating Agent. . . . . . . . .   70
         SECTION 10.09.           Trustee's Relation to Senior Indebtedness.  . . . . . . . . . . . . . . . . . .   70
         SECTION 10.10.           Subordination Rights Not Impaired by Acts or Omissions of
                                  the Company or Holders of Senior Indebtedness . . . . . . . . . . . . . . . . .   70
         SECTION 10.11.           Noteholders Authorize Trustee To  Effectuate Subordination of Notes.  . . . . .   71
         SECTION 10.12.           This Article Ten Not To Prevent Events of Default.  . . . . . . . . . . . . . .   71
         SECTION 10.13.           Trustee's Compensation Not Prejudiced.  . . . . . . . . . . . . . . . . . . . .   72

ARTICLE ELEVEN  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         SECTION 11.01.           TIA Controls. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         SECTION 11.02.           Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         SECTION 11.03.           Communications by Holders with Other Holders. . . . . . . . . . . . . . . . . .   73
         SECTION 11.04.           Certificate and Opinion as to Conditions Precedent. . . . . . . . . . . . . . .   73
         SECTION 11.05.           Statements Required in Certificate or Opinion.  . . . . . . . . . . . . . . . .   73
         SECTION 11.06.           Rules by Trustee, Paying Agent, Registrar.  . . . . . . . . . . . . . . . . . .   74
         SECTION 11.07.           Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         SECTION 11.08.           Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         SECTION 11.09.           No Adverse Interpretation of Other Agreements.  . . . . . . . . . . . . . . . .   74
         SECTION 11.10.           No Recourse Against Others. . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         SECTION 11.11.           Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         SECTION 11.12.           Duplicate Originals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         SECTION 11.13.           Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

Exhibit A - Form of Initial Note with Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1
Exhibit B - Form of Exchange Note with Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1
Exhibit C - Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Accredited Investors. . .  C-1
Exhibit D - Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S . . . . . .  D-1

Note:    This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

         INDENTURE, dated as of November 13, 1996, by and between Stuart Entertainment, Inc., a Delaware corporation (the "Company"), and Marine Midland Bank, a New York banking corporation and trust company, as Trustee (the "Trustee").

         The Company has duly authorized the creation of an issue of 12-1/2% Senior Subordinated Notes due 2004 (the "Initial Notes") and Series B 12-1/2% Senior Subordinated Notes due 2004 (the "Exchange Notes," and together with the Initial Notes, the "Notes") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

         Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes.

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.          Definitions.

         "Acceleration Notice" has the meaning provided in Section 6.02(a).

         "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

         "Affiliate" means with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

         "Affiliate Transaction" has the meaning provided in Section 4.11.

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Agent Members" has the meaning provided in Section 2.16.

         "all or substantially all" shall have the meaning given such phrase in the Revised Model Business Corporation Act of 1984, as amended.

         "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

         "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary; or (b) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or any Restricted Subsidiary receives aggregate consideration of less than $1.0 million, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01, (iii) disposals or replacements of obsolete equipment in the ordinary course of business, or (iv) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to the Company or one or more Restricted Subsidiaries.

         "Authenticating Agent" has the meaning provided in Section 2.02.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

         "Bazaar" means Bingo Press & Specialty Limited, doing business as Bazaar & Novelty or its successors.

         "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means a day that is not a Legal Holiday.

         "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

         "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and
(vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

         "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than affiliates of MLGA) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted such Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of such Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

         "Change of Control Date" has the meaning provided in Section 4.14.

         "Change of Control Offer" has the meaning provided in Section 4.14.

         "Change of Control Payment Date" has the meaning provided in Section 4.14.

         "Company" means the party named as such in the preamble to this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means such successor.

         "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges, less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to: (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period; provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income." If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

         "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of preferred stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person expressed as a decimal.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication, (i) the aggregate of the interest expense (without deduction of interest income) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation (a) any amortization or write-off of debt discount or deferred financing costs (other than the write-off of up to $1.4 million of deferred financing costs associated with the repayment of Indebtedness existing on the Issue Date with a portion of the net proceeds of the sale of the Notes), (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (i) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto, (ii) after-tax items classified as extraordinary nonrecurring gains (or losses), (iii) the net income (or loss) of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary, (iv) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise, (v) the net income of any Person, other than a Restricted Subsidiary of that Person, except to the extent of cash dividends or distributions paid to the referent Person or to any of its Restricted Subsidiaries by such Person, (vi) income or loss attributable to discontinued operations (including without limitation operations disposed of during such period whether or not such operations were classified as discontinued) and (vii) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any net income of the successor corporation prior to such consolidation, merger or transfer of assets.

         "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to (i) Disqualified Capital Stock of such Person and (ii) Investments described in clause (iii) of the definition of Permitted Investments.

         "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

         "Covenant Defeasance" has the meaning set forth in Section 8.02.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect any Person against fluctuations in currency values.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Debt Refinancing" means the consummation of the transactions contemplated by the New Credit Agreement by the Company and Bazaar and the offering of the Notes by the Company.

         "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

         "Depository" means The Depository Trust Company, its nominees and successors.

         "Designated Senior Indebtedness" means (i) Indebtedness under or in respect of the New Credit Agreement and (ii) any other Indebtedness constituting Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $25 million and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

         "Designation" has the meaning set forth in Section 4.19.

         "Designation Amount" has the meaning set forth in Section 4.19.

         "Disqualified Capital Stock" means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

         "Event of Default" has the meaning provided in Section 6.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

         "Exchange Notes" has the meaning provided in the preamble to this Indenture.

         "Exchange Offer" means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Notes to exchange all the Initial Notes held by such Holder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

         "fair market value" means, with respect to any asset or property, the price that could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States, which are in effect as of the Issue Date.

         "Global Note" has the meaning provided in Section 2.01.

         "Gaming Authority" means any United States federal, state or local agency (including without limitation any agency established by a federally recognized Indian tribe to regulate gaming on such tribe's reservation) and any Canadian federal, provincial, territorial or local agency, or any other foreign agency that has, or at any time after the date of the Indenture may have, jurisdiction over the gaming activities of the Company or any of its Subsidiaries or any successor to such authority.

         "Gaming Laws" means any law, rule, regulation or ordinance governing gaming activities, any administrative rules or regulations promulgated thereunder and any of the corresponding statutes, rules and regulations developed by any Gaming Authority to which the Company or any of its Subsidiaries is, or at any time after the date of the Indenture may be, subject.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

         "incur'' has the meaning provided in Section 4.12.

         "Indebtedness" means with respect to any Person, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale Obligations and all Obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent Obligations (including without limitation repurchase Obligations) in respect of Indebtedness of any other Person, (vii) all Obligations of any other Person that are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap (including without limitation repurchase Obligations) agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Company.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Initial Notes" has the meaning provided in the preamble to this Indenture.

         "Independent Financial Advisor" means an investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "Initial Purchasers" means BT Securities Corporation, BA Securities, Inc. and Oppenheimer & Co., Inc.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(l), (2), (3) or
(7) under the Securities Act.

         "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

         "Interest Swap Obligations" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

         "Investment" means, with respect to any Person, any direct or indirect: (i) loan or other extension of credit (including without limitation a guarantee) or capital contribution to (by means of any transfer of cash or other property (valued at the fair market value thereof) to others or any payment for property or services for the account or use of others); (ii) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person; (iii) guarantees or assumptions of Indebtedness or any other Obligation of any other Person (except for an assumption of Indebtedness for which the assuming Person receives consideration at the time of such assumption in the form of property or assets with a fair market value at least equal to the principal amount of the Indebtedness assumed); and (iv) all other items that would be classified as investments (including without limitation purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP. If such Person or any of its Restricted Subsidiaries sells or otherwise disposes of any Common Stock of any direct or indirect Wholly Owned Restricted Subsidiary such that, after giving effect to any such sale or disposition, it ceases to be a Wholly Owned Restricted Subsidiary of such Person, such Person shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

         "Issue Date" means the date of original issuance of the Initial Notes.

         "Joint Venture" means a joint venture, partnership, corporation or other entity that is engaged in the same general business as the Company, and with respect to which the Company and its Restricted Subsidiaries own less than a majority of the aggregate voting power of all classes of the Capital Stock.

         "Legal Holiday" has the meaning provided in Section 11.07.

         "Lien" means, with respect to any Person, any lien, mortgage, deed of trust, pledge, security interest, easement, restriction, adverse claim, charge or encumbrance of any kind affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell and any agreement to give any security interest).

         "Maturity Date" means November 15, 2004.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "MLGA" means Morgan, Lewis, Githens & Ahn, an investment banking firm, and its successors.

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of the Restricted Subsidiaries from such Asset Sale, net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including without limitation legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements and (c) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

         "Net Proceeds Offer" has the meaning provided in Section 4.15.

         "Net Proceeds Offer Payment Date" has the meaning provided in Section 4.15.

         "Net Proceeds Offer Trigger Date" has the meaning provided in Section 4.15.

         "New Credit Agreement" means the Amended and Restated Credit Agreement dated as of November 13, 1996 among the Company, Bazaar, Bank of America National Trust and Savings Association as U.S. Agent, Bank of America Canada as Canadian Agent, The Chase Manhattan Bank as Co-Agent and The Chase Manhattan Bank of Canada as Canadian Co-Agent, together with the related documents thereto (including, without limitation, any security documents and the guarantee by the Company of the Indebtedness of Bazaar thereunder, to the extent such Indebtedness was incurred in compliance with the provisions hereof), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity or refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.12(b)) or adding Subsidiaries as additional borrowers thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

         "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

         "Notes" means the Initial Notes and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

         "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering Memorandum" means the Offering Memorandum dated November 7, 1996, pursuant to which the Initial Notes were offered, and any supplement thereto.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 11.04 and 11.05, as they relate to the making of an Officers' Certificate.

         "Offshore Physical Notes" has the meaning provided in Section 2.01.

         "Opinion of Counsel" means a written opinion from legal counsel, who may be counsel for the Company, and who is reasonably acceptable to the Trustee complying with the requirements of Sections 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

         "Paying Agent" has the meaning provided in Section 2.03.

         "Payment Blockage Period" has the meaning provided in Section 10.02.

         "Permitted Indebtedness" means, without duplication, each of the following:

                 (i)      Indebtedness under the Notes and the Indenture;

                 (ii) Indebtedness, other than Prohibited Acquisition Indebtedness, incurred by the Company and Bazaar pursuant to the New Credit Agreement (and the guarantee thereof by any Restricted Subsidiary of the Company incurred in compliance with the provisions of this Indenture) in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $30.0 million (of which no more than $20.0 million may be incurred by the Company and no more than $10.0 million may be incurred by Bazaar) and (y) (A) 80% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries and (B) 50% of the net book value of the inventory of the Company and its Restricted Subsidiaries, of which no more than one- third may be incurred by Bazaar, less in either case any required permanent repayments under the New Credit Agreement;

                 (iii) other Indebtedness (including Capitalized Lease Obligations) of the Company and the Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments or permanent reductions thereon;

                 (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of the Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

                 (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                 (vi) intercompany Indebtedness owed by any Restricted Subsidiary of the Company to the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

                 (vii) intercompany Indebtedness owed by the Company to any Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary, in each case subject to no Lien; provided that (a) any Indebtedness of the Company to any Wholly owned Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

                 (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

                 (ix) Indebtedness of the Company or any of the Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business; and Indebtedness of the Company or any of its Restricted

         Subsidiaries, not to exceed $3.0 million at any time, attributable to performance bonds obtained in the ordinary course of business consistent with past practice;

                 (x)      Refinancing Indebtedness; and

                 (xi) additional Indebtedness of the Company in an aggregate principal amount not to exceed $5.0 million at any one time outstanding.

         "Permitted Investments" means each of the following:

                 (i) Investments by the Company or any Restricted Subsidiary in any Person that is or immediately after such Investment will become a Restricted Subsidiary or will merge or consolidate into the Company or a Restricted Subsidiary;

                 (ii) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment by any Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture;

                 (iii) Investments in Unrestricted Subsidiaries and Joint Ventures, provided that: (a) after giving effect to any such Investment, the aggregate amount of Investments made pursuant to the provisions of this clause (iii) does not exceed $7.5 million; and (b) at the time any such Investment is made no Default or Event of Default shall have occurred or be continuing;

                 (iv)     Investments in cash and Cash Equivalents;

                 (v) loans and advances to employees and officers of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million in the aggregate at any one time outstanding;

                 (vi) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or a Restricted Subsidiary's businesses and otherwise in compliance with the Indenture; and

                 (vii) Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described in
         Section 4.15.

         "Permitted Liens" means the following types of Liens:

                 (i) Liens on assets or property of the Company that secure Senior Indebtedness of the Company and Liens on assets or property of a Restricted Subsidiary that secure Senior Indebtedness of such Restricted Subsidiary, in each case to the extent such Senior Indebtedness is permitted under Section 4.12(b);

                 (ii) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                 (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                 (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of money bonds and other similar obligations (exclusive of Obligations for the payment of borrowed money);

                 (v) judgment Liens not giving rise to an Event of Default;

                 (vi) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

                 (vii) any interest or title of a lessor under any Capitalized Lease Obligation provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

                 (viii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary acquired after the Issue Date; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

                 (ix) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

                  (x) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

                 (xi)     Liens securing Indebtedness under Currency
         Agreements; and

                (xii) Liens securing Acquired Indebtedness incurred in accordance with Section 4.12(b); provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (B) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary.

         "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

         "Physical Notes" has the meaning provided in Section 2.01.

         "Plan of Liquidation" means, with respect to any Person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

         "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

         "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

         "Private Placement Legend" has the meaning set forth in Section 2.15.

         "Proceeds Purchase Date" has the meaning provided in Section 4.15.

         "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

         "Prohibited Acquisition Indebtedness" means any Indebtedness, the proceeds of which are used to make an Acquisition (as defined below) if, giving effect to the Incurrence of such Prohibited Acquisition Indebtedness on a pro forma basis, the ratio of (i) the aggregate amount of all Indebtedness, less (if the outstanding principal balance of all Revolving Loans (as defined in the New Credit Agreement) is zero on the Acquisition Date (as defined below)) the aggregate amount of Cash Equivalents in excess of $5.0 million, of the Company and its Restricted Subsidiaries on the date on which such Prohibited Acquisition Indebtedness is Incurred (the "Acquisition Date") to (ii) Consolidated EBITDA during the Four Quarter Period ending on or most recently prior to the Acquisition Date, equals or exceeds 5.75 to 1 if such Prohibited Acquisition Indebtedness is Incurred at any time on or prior to September 30, 1998 or 5.50 to 1 if such Prohibited Acquisition Indebtedness is incurred at any time after September 30, 1998. For purposes of this definition, (a) "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio," (b) Consolidated EBITDA shall be determined on a pro forma basis in accordance with the principles set forth in the definition of "Consolidated Fixed Charge Coverage Ratio" (including, for purposes of determining Consolidated Interest Expense, the principles set forth in the last sentence thereof) and the definitions referenced therein, and (c) "Acquisition" means (i) an Asset Acquisition or (ii) any Investment by the Company or any Restricted Subsidiary in any other Person, whether or not such other Person shall become a Restricted Subsidiary or an Unrestricted Subsidiary or shall be merged with or into a Restricted Subsidiary or an Unrestricted Subsidiary upon such Investment, provided that "Acquisition" shall not include any Investment in a Restricted Subsidiary that is not part of the transaction or series of related transactions pursuant to which such Subsidiary was acquired by the Company or any Restricted Subsidiary.

         "Public Equity Offering" has the meaning set forth in Section 3.07.

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

         "Record Date" means the Record Dates specified in the Notes, whether or not a Legal Holiday.

         "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

         "Redemption Price" when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

         "Reference Date" has the meaning provided in Section 4.10.

         "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with Section 4.12(b) (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii),
(ix) or (xi) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company or any Restricted Subsidiary in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company or a Restricted Subsidiary, then such Refinancing Indebtedness shall be Indebtedness solely of the Company or a Restricted Subsidiary and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

         "Registrar" has the meaning provided in Section 2.03.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Company and the Initial Purchasers.

         "Regulation S" means Regulation S under the Securities Act.

         "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

         "Restricted Payment" has the meaning provided in Section 4.10.

         "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

         "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.19. Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

         "Revocation" has the meaning set forth in Section 4.19.

         "Rule 144A" means Rule 144A under the Securities Act.

         "S&P" means Standard & Poor's Ratings Services and its successors.

         "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the

Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means, the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Senior Indebtedness" means the principal of, premium, if any and interest on and all other Obligations with respect to, any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter incurred, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, "Senior Indebtedness" shall not include
(a) Indebtedness evidenced by the Notes, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company,
(c) Indebtedness that is represented by Disqualified Capital Stock, (d) Obligations for goods, materials or services purchased in the ordinary course of business or Obligations consisting of trade payables, (e) Indebtedness of or amounts owned by the Company for compensation to employees or for services rendered to the Company, (f) any liability for federal, state, local or other taxes owed or owing by the Company, (g) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company, and (h) that portion of any Indebtedness that is incurred by the Company in violation of the Indenture.

         "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

         "Surviving Entity" has the meaning set forth in Section 5.01.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 7aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.04; provided that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939, as amended.

         "Trade Acquisition" means the acquisition by the Company of certain assets of Trade Products, Inc.

         "Transactions" means the Trade Acquisition and the Debt Refinancing.

         "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor and assigned to administer this Indenture.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.19. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

         "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "U.S. Physical Notes" has the meaning provided in Section 2.01.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or another Wholly Owned Restricted Subsidiary.

         SECTION 1.02.          Incorporation by Reference of TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes.

         "indenture security holder" means a Holder or a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company or any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.03.          Rules of Construction.

         Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the date hereof;

                 (3)      "or" is not exclusive;

                 (4) words in the singular include the plural, and words in the plural include the singular; and

                 (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                   THE NOTES

         SECTION 2.01.          Form and Dating.

         The Initial Notes, and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes, and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company, and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

         The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

         Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Notes"). Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Notes in registered form, in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes."

         SECTION 2.02.          Execution and Authentication; Aggregate
                                Principal Amount.

         Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Notes.

         If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $100,000,000, and (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, whether the Notes are to be Initial Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as the Global Note, Offshore Physical Notes or U.S. Physical Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $100,000,000, except as provided in Section 2.07.

         The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

         The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

         SECTION 2.03.          Registrar and Paying Agent.

         The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where
(a) Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Notes may be presented or surrendered for payment (the "Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

         The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed.

         SECTION 2.04.          Paying Agent To Hold Assets in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or premium or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

         SECTION 2.05.          Noteholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee promptly following each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

         SECTION 2.06.          Transfer and Exchange.

         Subject to the provisions of Sections 2.16 and 2.17, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.14, 4.15 or 9.06, in which event the Company shall be responsible for the payment of such taxes).

         The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

         Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

         SECTION 2.07.          Replacement Notes.

         If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company.

         SECTION 2.08.          Outstanding Notes.

         Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its respective Affiliates holds the Note.

         If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives an Opinion of Counsel that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

         If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.09.          Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company, or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

         SECTION 2.10.          Temporary Notes.

         Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section
2.02 definitive Notes in exchange for temporary Notes.

         SECTION 2.11.          Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and shall dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

         The Trustee shall destroy all canceled Notes in accordance with its usual procedures unless the Company by written directions shall otherwise direct.

         SECTION 2.12.          Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

         SECTION 2.13.          CUSIP Number.

         The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

         SECTION 2.14.          Deposit of Money.

         Prior to 11:00 a.m. New York City time on each Interest Payment Date and Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

         SECTION 2.15.          Restrictive Legends.

         Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until November 13, 1999, unless otherwise agreed by the Company and the Holder thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED

         INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
         ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(l), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         Each Global Note shall also bear the following legend on the face thereof:

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE

         DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE.

         SECTION 2.16.          Book-Entry Provisions for Global Security.

         (a) The Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in
Section 2.15.

         Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to
Section 2.16(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

         (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to Section 2.16(b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

         (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by Section 2.17(a)(i)(x) and Section 2.17(c), bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.15.

         (f) The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         SECTION 2.17.          Special Transfer Provisions.

         (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                  (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after November 13, 1999 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

                 (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures.

Whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

         (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                  (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                 (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

         (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances contemplated by Section 2.17(a)(i)(x) exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17 in accordance with its usual procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                 ARTICLE THREE

                                   REDEMPTION

         SECTION 3.01.          Notices to Trustee.

         If the Company elects to redeem Notes pursuant to Section 3.07, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

         The Company shall give each notice provided for in this Section 3.01 at least 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

         SECTION 3.02.          Selection of Notes To Be Redeemed.

         If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis to the extent practicable, unless such method is otherwise prohibited. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         SECTION 3.03.          Notice of Redemption.

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

         Each notice for redemption shall identify the Notes to be redeemed and shall state:

                 (1)      the Redemption Date;

                 (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                 (3)      the name and address of the Paying Agent;

                 (4) the subparagraph of the Notes pursuant to which such redemption is being made;

                 (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

                 (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

                 (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

                 (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

         SECTION 3.04.          Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes.

         SECTION 3.05.          Deposit of Redemption Price.

         Prior to 11:00 A.M., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to amounts owed as obligations to the Trustee pursuant to Article Seven.

         If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

         SECTION 3.06.          Notes Redeemed in Part.

         Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

         SECTION 3.07.          Redemption.

         (a) Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after November 15, 2001, upon not less than 30 nor more than 60 days' notice to the Holders of the Notes, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on November 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:


 Year                                                                Percentage
 ----                                                                ----------
 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106.250%
 2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103.125%
 2003 and thereafter . . . . . . . . . . . . . . . . . . . . . . . .  100.000%


         (b) Optional Redemption Upon Public Equity Offerings. Notwithstanding the foregoing, at any time, or from time to time, on or prior to November 15, 1999, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of Notes; provided that at least 65% of the principal amount of Notes originally issued remains outstanding immediately after any such redemption, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on November 15 of the year set forth below, plus, in each case, accrued interest to the date of redemption:

 Year                                                                Percentage
 ----                                                                ----------
 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112.500%
 1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112.500%
 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112.500%

         In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering. As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the

Company pursuant to a registration statement filed with the SEC in accordance with the Securities Act.

         SECTION 3.08. Mandatory Disposition or Redemption Pursuant to Gaming Laws.

         If a Holder or beneficial owner of a Note is required to be licensed, qualified or found suitable under applicable Gaming Laws and is not so licensed, qualified or found suitable within any time period specified by the applicable Gaming Authority, the Holder or beneficial owner shall be obliged, at the request of the Company, to dispose of such Holder's or beneficial owner's Notes within a time period prescribed by the Company or such other time period prescribed by such Gaming Authority (in which event the Company's obligation to pay any interest after the Holder's or beneficial owner's receipt of such request shall be limited as provided in such Gaming Laws), and thereafter the Company shall have the right to redeem, on the date fixed by the Company for the redemption of such Notes, notice of which shall be furnished to the Trustee, such Holder's or beneficial owner's Notes at a redemption price equal to the lesser of (i) the lowest closing sale price of the Notes on any trading day during the 120-day period ending on the date upon which the Company shall have received notice from a Gaming Authority of such Holder's or beneficial owner's disqualification or (ii) the price at which such Holder or beneficial owner acquired the Notes, unless a different redemption price is required by such Gaming Authority, in which event such required price shall be the redemption price. The Company will not be required to pay or reimburse any Holder or beneficial owner of a Note for the costs of licensure or investigation for such licensure, qualification or finding of suitability. Any Holder or beneficial owner of a Note required to be licensed, qualified or found suitable under applicable Gaming Laws will pay all investigative fees and costs imposed by any Gaming Authority in connection with such qualification or application therefor.

                                  ARTICLE FOUR

                                   COVENANTS

         SECTION 4.01.          Payment of Notes.

         The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds, prior to 11:00 A.M. New York City time, on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

         The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum. Interest will be computed on the basis of a 360- day year comprised of twelve 30-day months.

         Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

         SECTION 4.02.          Maintenance of Office or Agency.

         The Company shall maintain the office or agency required under Section
2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

         SECTION 4.03.          Corporate Existence.

         Except as otherwise permitted by Article Five and Section 4.15, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole.

         SECTION 4.04.          Payment of Taxes and Other Claims.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

         SECTION 4.05.          Maintenance of Properties and Insurance.

         (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

         (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

         SECTION 4.06.          Compliance Certificate; Notice of Default.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, an Officers' Certificate signed by the chief executive officer, the chief financial officer or the chief accounting officer of the Company stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and its Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge each of the Company and its Subsidiaries during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

         (b)     The annual financial statements delivered pursuant to Section
4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

         SECTION 4.07.          Compliance with Laws.

         The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

         SECTION 4.08.          SEC Reports.

         (a) Upon consummation of the Exchange Offer and the issuance of the Exchange Notes, the Company (at its own expense) shall file with the SEC and shall file with the Trustee within 15 days after it files them with the SEC copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) to be filed pursuant to Section 13 or 15(d) of the Exchange Act (without regard to whether the Company is subject to the requirements of such Section 13 or 15(d) of the Exchange Act); provided that prior to the consummation of the Exchange Offer and the issuance of the Exchange Notes, the Company (at its own expense) will mail to the Trustee and Holders in accordance with Section 4.08(b) substantially the same information that would have been required by the foregoing documents within 15 days of when any such document would otherwise have been required to be filed with the SEC. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

         (b) At the Company's expense, the Company shall cause an annual report if furnished by it to stockholders generally and each quarterly or other financial report if furnished by it to stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar at the time of such mailing or furnishing to stockholders.

         (c) The Company shall provide to any Holder any information reasonably requested by such Holder concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act.

           SECTION 4.09.        Waiver of Stay, Extension or Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 4.10.          Limitation on Restricted Payments.

         The Company shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Capital Stock of the Company or any of its Restricted Subsidiaries to holders of such Capital Stock (other than any such dividend or distribution to the Company or a Wholly Owned Restricted Subsidiary), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Subsidiary of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (iii) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, or (iv) make any Investment other than Permitted Investments (each of the foregoing actions set forth in clauses (i), (ii), (iii) and (iv) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (a) a Default or an Event of Default shall have occurred and be continuing or would result therefrom, (b) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12, or (c) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (x) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date"), treating such period as a single accounting period; plus (y) 100% of the aggregate net proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (excluding any Qualified Capital Stock of the Company (A) with respect to which the purchase price thereof has been financed directly or indirectly using funds (1) borrowed from the Company or any of its Subsidiaries or (2) contributed, extended, guaranteed or advanced by the Company or any of its subsidiaries (including without limitation in respect of any employee stock ownership or benefit plan) and (B) the net proceeds of which are intended to be or were used to redeem Notes as described in Section 3.07).

         Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (i) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (ii) if no Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (A) solely in exchange for shares of Qualified Capital Stock of the Company, or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company (excluding any Qualified Capital Stock of the Company with respect to which the purchase price thereof has been financed directly or indirectly using funds (1) borrowed from the Company or any of its Subsidiaries or (2) contributed, extended, guaranteed or advanced by the Company or any of its subsidiaries (including without limitation in respect of any employee stock ownership or benefit plan); and (iii) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, either (A) solely in exchange for shares of Qualified Capital Stock of the Company or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (x) shares of Qualified Capital Stock of the Company (excluding any Qualified Capital Stock of the Company with respect to which the purchase price thereof has been financed directly or indirectly using funds (1) borrowed from the Company or any of its Subsidiaries or (2) contributed, extended, guaranteed or advanced by the Company or any of its Subsidiaries (including without limitation in respect of any employee stock ownership or benefit plan) or (y) Refinancing Indebtedness. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (c) of the immediately preceding paragraph, amounts expended pursuant to clause (i) shall be included in such calculation.

         Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

         SECTION 4.11.          Limitation on Transactions with Affiliates.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including without limitation the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under Section 4.11(b) and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions that are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5.0 million, the Company or such Restricted Subsidiary, as the case may be, prior to the consummation thereof, will obtain an opinion stating that such transaction or series of related transactions are fair to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

         (b) The restrictions set forth in Section 4.11(a) shall not apply to: (i) the transactions described in the Offering Memorandum in the first, third and fourth paragraphs under "Certain Transactions", (ii) reasonable fees and compensation, consistent with past practice, paid to and indemnity provided on behalf of, officers, directors and employees of the Company or any Restricted Subsidiary as determined in good faith by the disinterested members of the Company's Board of Directors; (iii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; and
(iv) Restricted Payments permitted by the Indenture.

         SECTION 4.12.          Limitation on Incurrence of Additional
                                Indebtedness.

         (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness).

         (b) Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness (including without limitation Acquired Indebtedness) other than Prohibited Acquisition Indebtedness and any Restricted Subsidiary may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than (i) 2.00 to 1.00 if such Indebtedness is incurred on or prior to November 15, 1998 or (ii) 2.25 to
1.00 if such Indebtedness is incurred after November 15, 1998.

         (c) The Company will not in any event incur, directly or indirectly, any Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any Senior Indebtedness of the Company and senior in any respect in right of payment to the Notes.

         SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

         The Company shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on or in respect of its Capital Stock; (ii) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) customary non-assignment provisions of any lease governing a leasehold interest of any Restricted Subsidiary; (4) any instrument governing Acquired Indebtedness incurred in accordance with Section 4.12(b), provided that such encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired (including without limitation such Person's direct and indirect subsidiaries;
(5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; or (6) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause
(2), (4) or (5).

         SECTION 4.14.          Change of Control.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer to purchase all outstanding Notes pursuant to the offer described in Section 4.14(b) (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company shall (i) repay in full and terminate all commitments under Indebtedness under the New Credit Agreement, and all other Senior Indebtedness the terms of which require repayment upon a Change of Control, or offer to repay in full and terminate all commitments under all Indebtedness under the New Credit Agreement and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer, or (ii) obtain the requisite consents under the New Credit Agreement and all other Senior Indebtedness to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described in this Section 4.14.

         (b) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

                 (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered and not withdrawn will be accepted for payment;

                 (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date"); provided that the Change of Control Payment Date for the Notes shall be a date subsequent to any payment dates for the purchase or other repayment of Senior Indebtedness having similar provisions;

                 (3) that any Note not tendered will continue to accrue interest;

                 (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                 (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                 (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

                 (7) that Holders of Physical Notes whose Physical Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Physical Notes surrendered; provided that each Physical Note purchased and each new Physical Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

                 (8) the circumstances and relevant facts regarding such Change of Control.

         On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

         Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

         The Company shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

         SECTION 4.15.          Limitation on Asset Sales.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors); (ii) at least 80% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either
(A) to prepay any Senior Indebtedness and, in the case of any Senior Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and the Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (iii)(A), (iii)(B) or
(iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses
(iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

         Notwithstanding the foregoing, the Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $2.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amounts in excess of $2.0 million shall be applied as required by the preceding paragraph). The first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $2.0 million or more shall be deemed to be a "Net Proceeds Offer Trigger Date".

         In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

         Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

         (b) Subject to the deferral of the Net Proceeds Offer Trigger Date contained in the second paragraph of Section 4.15(a), each notice of a Net Proceeds Offer pursuant to this Section 4.15 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

                 (1) that the Net Proceeds Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

                 (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law) (the "Proceeds Purchase Date"); provided that the Proceeds Purchase Date for the Notes shall be a date subsequent to any payment dates for the purchase or other repayment of Senior Indebtedness having similar provisions;

                 (3) that any Note not tendered will continue to accrue interest;

                 (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

                 (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

                 (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

                 (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof;

         On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with Section 4.15(b)(1), (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

         Any amounts remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to a Net Proceeds Offer, the Company shall comply with the provisions of such rule and be deemed not to have breached its obligations relating to such Net Proceeds Offer by virtue thereof.

         SECTION 4.16.          Limitation on Preferred Stock of Subsidiaries.

         The Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

         SECTION 4.17.          Limitation on Liens.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien of any kind against or upon any property or assets of the Company or any of the Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except for: (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (b) Liens securing Senior Indebtedness; (c) Liens securing the Notes; (d) Liens in favor of the Company on assets of any Restricted Subsidiary of the Company; (e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (A) are no less favorable to the Holders and are not more favorable to the Lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (B) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and (f) Permitted Liens.

         SECTION 4.18.          Limitation of Guarantees.

         The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee or secure through the granting of Liens (other than Liens permitted under Section 4.17) the payment of any Indebtedness of any other Person, in each case unless such Restricted Subsidiary, the Company and the Trustee execute and deliver, prior to or concurrently with the issuance of such guarantee, a supplemental indenture, in form and substance satisfactory to the Trustee, pursuant to which such Restricted Subsidiary shall unconditionally guarantee the payment of principal of, premium, if any, and interest on the Notes, such guarantee to be a senior subordinated unsecured obligation of such Restricted Subsidiary. The Company shall not be required to make a notation on the Notes to reflect any such subsequent guarantee. Nothing in this Section 4.18 shall be construed to permit any Restricted Subsidiary of the Company to incur Indebtedness otherwise prohibited by Section 4.12.

         SECTION 4.19.          Limitation on Designations of Unrestricted
                                Subsidiaries.

         The Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock or Indebtedness of' or holds a Lien on assets of, a Restricted Subsidiary of the Company) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if: (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; (ii) the Company would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of (a) fair market value of the Capital Stock of such Subsidiary owned by the Company and the Restricted Subsidiaries on such date and (b) the aggregate amount of other Investments of the Company and the Restricted Subsidiaries in such Subsidiary on such date; and (iii) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12(b) at the time of Designation (assuming the effectiveness of such Designation).

         In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described in Section 4.10 for all purposes of this Indenture in the Designation Amount. The Company shall not, and shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including without limitation of any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof upon notice, lapse of time or both may declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted in Section 4.10.

         The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if: (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and
(ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

         Each Designation and Revocation must be evidenced by a Board Resolution of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

         SECTION 5.01.          Merger, Consolidation and Sale of Assets.

         (a) The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's (determined on a consolidated basis for the Company and the Restricted Subsidiaries) assets, whether as an entirety or substantially as an entirety, to any Person unless:

                 (i) either (A) the Company shall be the surviving or continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

                 (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(B)(y) above (including giving effect to any Indebtedness or Acquired Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company or such surviving entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.14(b);

                 (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause
         (i)(B)(y) above (including without limitation giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

                 (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

         (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more of the Company's Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         SECTION 5.02.          Successor Corporation Substituted.

         Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such; provided that solely for purposes of computing amounts described in clause
(iii) of the first
paragraph of Section 4.10, any such Surviving Entity to the Company shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

         SECTION 6.01.          Events of Default.

         An "Event of Default" occurs if:

                 (1) the Company fails to pay interest on any Note when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Ten of this Indenture); or

                 (2) the Company fails to pay the principal on any Note, when such principal becomes due and payable, at maturity, upon redemption or otherwise, including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer (whether or not such payment shall be prohibited by Article Ten); or

                 (3) the Company defaults in the observance or performance of any other covenant or agreement contained in this Indenture and which default continues for a period of 30 days after written notice specifying the default (and demanding that such default be remedied) is delivered to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement; or

                 (4) the Company fails to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any of its Subsidiaries, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, aggregates $5.0 million or more at any time; or

                 (5) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

                 (6) the Company or any of its Subsidiaries (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

                 (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Subsidiaries, (B) appoint a Custodian of the Company or any of its Subsidiaries or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

Any Event of Default shall not be deemed to have occurred under clause (4) or
(5) until the Trustee shall have received written notice from the Company or any of the Holders or unless a Trust Officer shall have actual knowledge of such Event of Default.

         SECTION 6.02.          Acceleration.

         (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, then the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

         (b) If an Event of Default specified in Section 6.01(6) or (7) occurs with respect to the Company, all unpaid principal and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         (c) At any time after a declaration of acceleration with respect to the Notes in accordance with Section 6.02(a), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in
Section 6.01(6) or (7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

         SECTION 6.03.          Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         SECTION 6.04.          Waiver of Past Defaults.

         Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

         SECTION 6.05.          Control by Majority.

         Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         SECTION 6.06.          Limitation on Suits.

         A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

                 (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                 (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

                 (3) such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

                 (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity; and

                 (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

         A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

         SECTION 6.07.          Rights of Holders To Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08.          Collection Suit by Trustee.

         If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 6.09.          Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any funds or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

         SECTION 6.10.          Priorities.

         If the Trustee collects any funds or property pursuant to this Article Six, it shall pay out the funds in the following order:

                 First:  to the Trustee for amounts due under Section 7.07;

                 Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

                 Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                 Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

         The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

         SECTION 6.11.          Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

              SECTION 6.12.    Restoration of Rights and Remedies

         If the Trustee or any Holder of Notes has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                 ARTICLE SEVEN

                                    TRUSTEE

         SECTION 7.01.          Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b)     Except during the continuance of an Event of Default:

                 (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

                 (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and confirming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (1)      This paragraph does not limit the effect of Section
         7.01(b).

                 (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                 (3) The Trustee shall not liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Article 7.

         (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         SECTION 7.02.          Rights of Trustee.

         Subject to Section 7.01:

         (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

         (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

         (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         SECTION 7.03.          Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04.          Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

         SECTION 7.05.          Notice of Default.

         If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Noteholders.

         SECTION 7.06.          Reports by Trustee to Holders.

         Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), (c) and (d).

         A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

         The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA Section 313(d).

         SECTION 7.07.          Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be subordinate to such other liability or indebtedness).

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

         The provisions of this Section 7.06 shall survive the resignation or removal of the Trustee and the discharge or other termination of this Indenture.

         SECTION 7.08.          Replacement of Trustee.

         The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

                 (1)      the Trustee fails to comply with Section 7.10;

                 (2)      the Trustee is adjudged bankrupt or insolvent;

                 (3) a receiver or other public officer takes charge of the Trustee or its property; or

                 (4)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09.          Successor Trustee by Merger, Etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

         SECTION 7.10.          Eligibility; Disqualification.

         This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(l), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA
Section  310 shall apply to the Company, as obligor of the Notes.

         SECTION 7.11.          Preferential Collection of Claims Against
                                Company.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company, as obligor on the Notes.

                                 ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

         SECTION 8.01.          Termination of the Company's Obligations.

         The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender have theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

                 (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Notes have otherwise become due and payable hereunder;

                 (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Notes and, provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article Ten;

                 (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

                 (d) the Company shall have paid all other sums payable by it hereunder; and

                 (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the New Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

         Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of
Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

         After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

         SECTION 8.02.          Legal Defeasance and Covenant Defeasance.

         (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either Section 8.02(b) or Section 8.02(c) be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

         (b) Upon the Company's exercise under Section 8.02(a) of the option applicable to this Section 8.02(b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under Section 8.03 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article Ten or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in Section 8.04, payments in respect of the principal of and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Sections 2.03, 2.06 and 2.07 and
Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and
(iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c).

         (c) Upon the Company's exercise under Section 8.02(a) of the option applicable to this Section 8.02(c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from its obligations under the covenants contained in Sections 4.10 through 4.19 and Article Five with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes) and

Holders of the Notes and any amounts deposited under Section 8.03 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article Ten or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(3), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.02(a) of the option applicable to this Section 8.02(c), subject to the satisfaction of the conditions set forth in Section 8.03, Sections 6.01(3), 6.01(4) and 6.01(5) shall not constitute Events of Default.

         SECTION 8.03.          Conditions to Legal Defeasance or Covenant
                                Defeasance.

         The following shall be the conditions to the application of either
Section 8.02(b) or 8.02(c) to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                 (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of or interest on the Notes; provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

                 (b) in the case of an election under Section 8.02(b), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
         (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                 (c) in the case of an election under Section 8.02(c), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                 (d) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(6) and 6.01(7) are concerned, at any time in the period ending on the 91st day after the date of such deposit;

                 (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                 (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                 (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                 (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Indebtedness of the Company other than the Notes, and (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

               SECTION 8.04.          Application of Trust Money.

         The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree in writing with the Company.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         SECTION 8.05.          Repayment to the Company.

         Subject to Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company, upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such funds. The Trustee and the Paying Agent shall pay to the Company, upon request all funds held by them for the payment of principal or interest that remain unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such funds then remaining will be repaid to the Company. After payment to the Company Noteholders entitled to such funds must look to the Company for payment as general creditors unless an applicable law designates another Person.

         SECTION 8.06.          Reinstatement.

         If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight; provided that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

               SECTION 9.01.          Without Consent of Holders.

         The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

                 (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

                 (2)      to comply with Article Five and Section 4.18;

                 (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                 (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                 (5) to make any change that would provide any additional benefit or rights to the Noteholders or that does not adversely affect the rights of any Noteholder;

                 (6) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities; or

                 (7) to make any other change that does not, in the opinion of the Trustee, adversely affect in any material respect the rights of any Noteholders hereunder;

provided that the Company has delivered to the Trustee, in addition to the documents required by Section 11.04, an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.01.

         SECTION 9.02.          With Consent of Holders.

         Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of then outstanding Notes, may amend or supplement this Indenture or the Notes, without notice to any other Noteholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of then outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Noteholder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:


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                 (1)      reduce the amount of Notes whose Holders must consent
         to an amendment;

                 (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

                 (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

                 (4) make any Notes payable in money other than that stated in the Notes;

                 (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, permitting holders of a majority in principal amount of Notes to waive Defaults or Events of Default, other than ones with respect to the payment of principal of or interest on the Notes, or relating to certain amendments of this Indenture;

                 (6) amend, modify or change in any material respect the obligation of the Company to make or consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer in respect of any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; or

                 (7) modify Article Ten or the definitions used in Article Ten to adversely affect the Holders of the Notes in any material respect.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 9.03.          Effect on Senior Indebtedness.

         No amendment of this Indenture shall adversely affect the rights of any holder of Senior Indebtedness or under Article Ten of this Indenture, without the consent of such holder.

         SECTION 9.04.          Compliance with TIA.

         Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.


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         SECTION 9.05.          Revocation and Effect of Consents.

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (7) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

         SECTION 9.06.          Notation on or Exchange of Notes.

         If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.

         SECTION 9.07.          Trustee To Sign Amendments, Etc.

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 11.04, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver


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authorized pursuant to this Article Nine is authorized or permitted by this
Indenture.  Such Opinion of Counsel shall not be an expense of the Trustee.

                                  ARTICLE TEN

                                 SUBORDINATION

         SECTION 10.01.         Notes Subordinated to Senior Indebtedness.

         The Company covenants and agrees, and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and the Trustee and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Senior Indebtedness; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness, and that each holder of Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Notes.

         SECTION 10.02.         No Payment on Notes in Certain Circumstances.

         (a) No direct or indirect payment by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, whether pursuant to the terms of the Notes or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of principal of, premium, if any, or interest on, any Senior Indebtedness with a principal amount in excess of $5.0 million, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of Senior Indebtedness. In addition, during the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon the occurrence of (i) receipt by the Trustee of written notice from the holders of a majority of the outstanding principal amount of the Designated Senior Indebtedness or their Representative or (ii) the date of acceleration of the Notes if such event of default results from the acceleration of the Notes, no such payment may be made by the Company on or in respect of the Notes for a period (a "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the holders of a majority of the outstanding principal amount of such Designated Senior Indebtedness or their Representative who delivered such notice). Notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 179 days from the date on which such Payment Blockage Period was commenced. Not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage


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Period by the holders of such Designated Senior Indebtedness or their representative, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

         (b) In the event that, notwithstanding the foregoing, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee, any Holder or the Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of principal of, premium, if any, or interest on the Notes before all Senior Indebtedness is paid in full, such payment or distribution shall be received and held in trust by the Trustee, such Holder or the Paying Agent for the benefit of the holders of the Senior Indebtedness, or their respective Representatives, ratably according to the respective amounts of Senior Indebtedness held or represented by each, and shall be paid over or delivered to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions to or for the holders of such Senior Indebtedness.

         Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Indebtedness thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

         SECTION 10.03.         Payment Over of Proceeds upon Dissolution, Etc.

         (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Indebtedness shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving


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
effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

         (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

         (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 10.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

         (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five hereof.

         SECTION 10.04.         Payments May Be Paid Prior to Dissolution.

         Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section
10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the second sentence of Section 10.02(a) or in Section 10.07 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of


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Section 10.02(a) and Section 10.03).  The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

         SECTION 10.05.         Subrogation.

         Subject to the payment in full in cash or Cash Equivalents of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         SECTION 10.06.         Obligations of the Company Unconditional.

         Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         SECTION 10.07.         Notice to Trustee.

         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Indebtedness or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

         In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish


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evidence to the reasonable satisfaction of the Trustee as to the amounts of
Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such person to receive such payment.

         SECTION 10.08. Reliance on Judicial Order or Certificate of Liquidating Agent.

         Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

         SECTION 10.09.         Trustee's Relation to Senior Indebtedness.

         The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

         Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distribution may be made and the notice may be given to their Representative, if any.

         SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

         No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.


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         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior
Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing
Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

         SECTION 10.11. Noteholders Authorize Trustee To Effectuate Subordination of Notes.

         Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

         If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 10.12.         This Article Ten Not To Prevent Events
                                of Default.

         The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.


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         SECTION 10.13.         Trustee's Compensation Not Prejudiced.

         Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

         SECTION 11.01.         TIA Controls.

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 11.02.         Notices.

         Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Company:

         Stuart Entertainment, Inc.
         3211 Nebraska Avenue
         Council Bluffs, Iowa  51501
         Attention:  Chief Financial Officer
         Telecopy:  (712) 323-2315

         if to the Trustee:

         Marine Midland Bank
         140 Broadway, 12th Floor
         New York, NY 10005-1180
         Attention:  Corporate Trust Department
         Telecopy:  (212) 658-6425

         Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if faxed; and five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.


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         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 11.03.         Communications by Holders with Other Holders.

         Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes.
The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

         SECTION 11.04.         Certificate and Opinion as to Conditions
                                Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                 (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

         SECTION 11.05.         Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

                 (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

         SECTION 11.06.         Rules by Trustee, Paying Agent, Registrar.

         The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 11.07.         Legal Holidays.

         A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 11.08.         GOVERNING LAW.

         THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

         SECTION 11.09.         No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 11.10.         No Recourse Against Others.

         A director, officer, employee, stockholder or incorporator, as such, of the Company or of the Trustee shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

         SECTION 11.11.         Successors.

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 11.12.         Duplicate Originals.

         All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         SECTION 11.13.         Severability.

         In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.



                                           Issuer:

                                           STUART ENTERTAINMENT, INC.


                                           By: /s/ TIM STUART
                                               ------------------------------
                                               Name:   Tim Stuart
                                               Title:  President


                                           Trustee:

                                           MARINE MIDLAND BANK
                                              as Trustee


                                           By:/s/ FRANK GODINO
                                              -------------------------------
                                              Name:   FRANK GODINO
                                              Title:  ASSISTANT VICE PRESIDENT

                                                                       EXHIBIT A

                                                          CUSIP NO.:
                                                                    ------------

                           STUART ENTERTAINMENT, INC.

                   12 1/2% SENIOR SUBORDINATED NOTE DUE 2004
No.                                                                           $

       STUART ENTERTAINMENT, INC., a Delaware corporation (the "Company", which term includes any successor entity), for value received promises to pay
to                                         or registered assigns, the principal
sum of                          Dollars, on November 15, 2004.

       Interest Payment Dates:  May 15 and November 15.

       Record Dates:  May 1 and November 1.

       Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

       IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                           STUART ENTERTAINMENT, INC.


                                           By:
                                              ----------------------------------
                                                  Name:
                                                  Title:

                                           By:
                                              ----------------------------------
                                                  Name:
Dated:  November 13, 1996                         Title:



Certificate of Authentication

This is one of the 12 1/2% Senior Subordinated Notes due 2004 referred to in the within-mentioned Indenture.

                                                 MARINE MIDLAND BANK, as Trustee


Dated:                                           By:
        -------------------                         ----------------------------
                                                       Authorized Signatory

                             (REVERSE OF SECURITY)

                   12 1/2% SENIOR SUBORDINATED NOTE DUE 2004

       1. Interest. STUART ENTERTAINMENT, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from November 13, 1996. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing May 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

       2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled upon registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

       3. Paying Agent and Registrar. Initially, Marine Midland Bank, a New York banking corporation and trust company (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

       4. Indenture. The Company issued the Notes under an indenture, dated as of November 13, 1996 (the "Indenture") between the Company, and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 12 1/2% Senior Subordinated Notes due 2004 (the "Initial Notes"). The Initial Notes are limited in aggregate principal amount to $100,000,000. The Notes include the Initial Notes and the Exchange Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture, except as otherwise provided in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

       5. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

       6.     Redemption.

       (a) Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after November 15, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on November 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year                                                                  Percentage
----                                                                  ----------
2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106.250%
2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103.125%
2003 and thereafter . . . . . . . . . . . . . . . . . . . . . . . . . . 100.000%

       (b) Optional Redemption Upon Public Equity Offerings. Notwithstanding the foregoing, at any time, or from time to time, on or prior to November 15, 1999, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of Notes; provided that at least 65% of the principal amount of Notes originally issued remains outstanding immediately after any such redemption, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve- month period commencing on November 15 of the year set forth below, plus, in each case, accrued interest to the date of redemption:

Year                                                                  Percentage
----                                                                  ----------
1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112.500%
1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112.500%
1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112.500%

       In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering. As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Securities and Exchange (the "Commission") in accordance with the Securities Act of 1933, as amended (the "Securities Act").

       (c) Mandatory Disposition or Redemption Pursuant to Gaming Laws. If a Holder or beneficial owner of a Note is required to be licensed, qualified or found suitable under applicable Gaming Laws and is not so licensed, qualified or found suitable within any time period specified by the applicable Gaming Authority, the Holder or beneficial owner shall be obliged, at the request of the Company, to dispose of such Holder's or beneficial owner's Notes within a time period prescribed by the Company or such other time period prescribed by such Gaming Authority (in which event the Company's obligation to pay any interest after the Holder's or beneficial owner's receipt of such request shall be limited as provided in such Gaming Laws), and thereafter the Company shall have the right to redeem, on the date fixed by the Company for the redemption of such Notes, notice of which shall be furnished to the Trustee, such Holder's or beneficial owner's Notes at a redemption price equal to the lesser of (i) the lowest closing sale price of the Notes on any trading day during the 120-day period ending on the date upon which the Company shall have received notice from a Gaming Authority of such Holder's or beneficial owner's disqualification or (ii) the price at which such Holder or beneficial owner acquired the Notes, unless a different redemption price is required by such Gaming Authority, in which event such required price shall be the redemption price. The Company will not be required to pay or reimburse any Holder or beneficial owner of a Note for the costs of licensure or investigation for such licensure, qualification or finding of suitability. Any Holder or beneficial owner of a Note required to be licensed, qualified or found suitable under applicable Gaming Laws will pay all investigative fees and costs imposed by any Gaming Authority in connection with such qualification or application therefor.

       7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

       Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

       8. Offers to Purchase. Sections 4.14 and 4.15 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

       9. Registration Rights. Pursuant to the Registration Rights Agreement among the Company and the Holders of the Initial Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Series B 12 1/2% Senior Subordinated Notes due 2004 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

       10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a

Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

       11. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

       12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

       13. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

       14. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

       15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

       16. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

       17. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

       18. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

       19. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

       20. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

       21. Governing Law. The Laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

       22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U1G1M1A (= Uniform Gifts to Minors Act).

       23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

       24. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

       The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Stuart Entertainment, Inc., 3211 Nebraska Avenue, Council Bluffs, Iowa 51501 Attn: Chief Financial Officer.

                                ASSIGNMENT FORM


If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                       , agent to
                        --------------------------------------
transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:                         Signed:
       --------------------          -------------------------------------------
                                     (Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:
                    ----------------------------------

       In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) November 15, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [Check One]
                                    ---------
(1)    ___    to the Company or a subsidiary thereof; or
(2)    ___    pursuant to and in compliance with Rule 144A under the Securities
              Act; or
(3)    ___    to an institutional "accredited investor" (as defined in Rule
              501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or
(4)    ___    outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or
(5)    ___    pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or
(6)    ___    pursuant to an effective registration statement under the
              Securities Act; or
(7)    ___    pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Date:                       Signed:
       --------------------          -------------------------------------------
                                     (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
                    ------------------------------------------------------------
(Signature must be guaranteed by an eligible guarantor institution (bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17 Ad-15 promulgated under the Securities Exchange Act of 1934.)

       TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
        --------------------               ----------------------------------
                                           NOTICE: To be executed by an
                                                   executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]

     If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

            [ ] Section 4.14

            [ ] Section 4.15

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$
 -------------------------------
Dated:
       ---------------------------------------------------------

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Signature Guarantee:
                    ---------------------------------------
(Signature must be guaranteed by an eligible guarantor institution (bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17 Ad-15 promulgated under the Securities Exchange Act of 1934.)

                                                                       EXHIBIT B


                           STUART ENTERTAINMENT, INC.

               SERIES B 12 1/2% SENIOR SUBORDINATED NOTE DUE 2004

No.                                                                          $

       STUART ENTERTAINMENT, INC., a Delaware corporation (the "Company", which term includes any successor entity), for value received promises to pay
to                                         or registered assigns, the principal
sum of                          Dollars, on November 15, 2004.

              Interest Payment Dates:  May 15 and November 15.

              Record Dates:  May 1 and November 1.

       Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

       IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                        STUART ENTERTAINMENT, INC.

                                        By:
                                           -------------------------------------
                                               Name:
                                               Title:

                                        By:
                                           -------------------------------------
                                               Name:
Dated:                                         Title:

Certificate of Authentication

This is one of the Series B 12 1/2% Senior Subordinated Notes due 2004 referred to in the within-mentioned Indenture.

                                                 MARINE MIDLAND BANK, as Trustee


Dated:                                           By:
                                                    ----------------------------
                                                        Authorized Signatory

                            (REVERSE OF SECURITY)

             SERIES B 12 1/2% SENIOR SUBORDINATED NOTE DUE 2004

       1. Interest. STUART ENTERTAINMENT, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from November 13, 1996. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing May 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

       2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled upon registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

       3. Paying Agent and Registrar. Initially, Marine Midland Bank, a New York banking corporation and trust company (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

       4. Indenture. The Company issued the Notes under an indenture, dated as of November 13, 1996 (the "Indenture") between the Company, and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its Series B 12 1/2% Senior Subordinated Notes due 2004 (the "Exchange Notes"). The Initial Notes are limited in aggregate principal amount to $100,000,000. The Notes include the 12 1/2% Senior Subordinated Notes due 2004 (the "Initial Notes") and the Exchange Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture, except as otherwise provided in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

       5. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

       6.     Redemption.

       (a) Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after November 15, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on November 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:


Year                                                                  Percentage
----                                                                  ----------
2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106.250%
2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103.125%
2003 and thereafter . . . . . . . . . . . . . . . . . . . . . . . . . . 100.000%

       (b)    Optional Redemption Upon Public Equity Offerings.
Notwithstanding the foregoing, at any time, or from time to time, on or prior to November 15, 1999, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of Notes; provided that at least 65% of the principal amount of Notes originally issued remains outstanding immediately after any such redemption, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on November 15 of the year set forth below, plus, in each case, accrued interest to the date of redemption:


Year                                                                  Percentage
----                                                                  ----------
1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .112.500%
1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .112.500%
1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .112.500%


       In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering. As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Securities and Exchange (the "Commission") in accordance with the Securities Act of 1933, as amended (the "Securities Act").

       (c) Mandatory Disposition or Redemption Pursuant to Gaming Laws. If a Holder or beneficial owner of a Note is required to be licensed, qualified or found suitable under applicable Gaming Laws and is not so licensed, qualified or found suitable within any time period specified by the applicable Gaming Authority, the Holder or beneficial owner shall be obliged, at the request of the Company, to dispose of such Holder's or beneficial owner's Notes within a time period prescribed by the Company or such other time period prescribed by such Gaming

Authority (in which event the Company's obligation to pay any interest after the Holder's or beneficial owner's receipt of such request shall be limited as provided in such Gaming Laws), and thereafter the Company shall have the right to redeem, on the date fixed by the Company for the redemption of such Notes, notice of which shall be furnished to the Trustee, such Holder's or beneficial owner's Notes at a redemption price equal to the lesser of (i) the lowest closing sale price of the Notes on any trading day during the 120-day period ending on the date upon which the Company shall have received notice from a Gaming Authority of such Holder's or beneficial owner's disqualification or
(ii) the price at which such Holder or beneficial owner acquired the Notes, unless a different redemption price is required by such Gaming Authority, in which event such required price shall be the redemption price. The Company will not be required to pay or reimburse any Holder or beneficial owner of a Note for the costs of licensure or investigation for such licensure, qualification or finding of suitability. Any Holder or beneficial owner of a Note required to be licensed, qualified or found suitable under applicable Gaming Laws will pay all investigative fees and costs imposed by any Gaming Authority in connection with such qualification or application therefor.

       7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

       Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

       8. Offers to Purchase. Sections 4.14 and 4.15 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

       9. Registration Rights. Pursuant to the Registration Rights Agreement among the Company and the Holders of the Initial Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Series B 12 1/2% Senior Subordinated Notes due 2004 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

       10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

       11. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

       12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

       13. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

       14. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

       15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

       16. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

       17. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

       18. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

       19. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

       20. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

       21. Governing Law. The Laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

       22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U1G1M1A (= Uniform Gifts to Minors Act).

       23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

       24. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

       The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Stuart Entertainment, Inc., 3211 Nebraska Avenue, Council Bluffs, Iowa 51501 Attn: Chief Financial Officer.

                                ASSIGNMENT FORM



If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                       , agent to
                        --------------------------------------
transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:                         Signed:
       --------------------          -------------------------------------------
                                     (Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:
                    ----------------------------------
(Signature must be guaranteed by an eligible guarantor institution (bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17 Ad-15 promulgated under the Securities Exchange Act of 1934.)

                      [OPTION OF HOLDER TO ELECT PURCHASE]


     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

         [ ] Section 4.14

         [ ] Section 4.15

  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$
 -------------------------------
Dated:
      --------------------------  ----------------------------------------------
                                  NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Signature Guarantee:  ______________________________________
(Signature must be guaranteed by an eligible guarantor institution (bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17 Ad-15 promulgated under the Securities Exchange Act of 1934.)

                                                                       EXHIBIT C


                           Form of Certificate To Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors

                                                    _____________________, _____

Marine Midland Bank
Corporate Trust Department
140 Broadway
New York, NY 10005

                      Re: Stuart Entertainment, Inc.
                          12 1/2% Senior Subordinated Notes due 2004
Ladies and Gentlemen:

       In connection with our proposed purchase of 12 1/2% Senior Subordinated Notes due 2004 (the "Notes") of Stuart Entertainment, Inc. (the "Company"), we confirm that:

       1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated November 7, 1996 relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (i)-
(ii) of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

       2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

       3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is three years after the original issuance of the Notes, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Notes), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

       4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

       5. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

       6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

       7. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

       You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                           Very truly yours,



                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:



                                     C-2

                      Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                                                   _______________________, ____
Marine Midland Bank
Attention:  Corporate Trust Department
140 Broadway
New York, NY 10005

       Re:    Stuart Entertainment, Inc. (the "Company")
              12 1/2% Senior Subordinated Notes due 2004 (the "Notes")

Ladies and Gentlemen:

       In connection with our proposed sale of $100,000,000 aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

              (1) the offer of the Notes was not made to a person in the United States;

              (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

              (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

              (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

              (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours, [Name of Transferor]

                                        By:__________________________
                                        Authorized Signature




                                     D-1